Contact: Investor Relations ir@bsig.com (617) 369-7300 Exhibit 99.1 BrightSphere Reports Financial and Operating Results for the First Quarter Ended March 31, 2020   • U.S. GAAP earnings per share of $0.38 for the quarter, compared to $0.54 for Q1'19 • ENI earnings per share of $0.40 for the quarter, compared to $0.40 for Q1'19 • Net client cash flows (“NCCF”) for the quarter of $1.0 billion, positive for the first time since Q1’18 • Repurchases of 5.5 million shares at an average price of $6.14 per share through May 6, 2020 representing a 6.4% reduction in our total shares outstanding since the beginning of the year • AUM of $161.8 billion compared to $204.4 billion as of Q4’19 driven by market decline due to the impact of the coronavirus outbreak BOSTON - May 7, 2020 - BrightSphere Investment Group Inc. (NYSE: BSIG) reports its results for the first quarter ended March 31, 2020.  Suren Rana, BrightSphere’s President and Chief Executive Officer said, “In a period of high uncertainty, BrightSphere produced stable ENI earnings per share for the quarter compared to the first quarter last year. Our total net client cash flows of $1.0 billion reflected improvement in flows in our key businesses generating highest gross sales since the first quarter of 2018 and turning total net client cash flows positive for the first time since then. We saw particularly strong inflows in quantitative strategies such as managed volatility, non-U.S. and factor-driven strategies.” “Amidst the extreme market volatility, BrightSphere’s Affiliates adhered to their time-tested investment disciplines to meet their clients’ needs. We were particularly pleased with the investment performance in our Quant & Solutions segment where our largest business, Acadian beat the respective benchmarks in 67% of the strategies year-to-date driving outperformance in 46%, 59% and 100% of strategies over the prior 3-, 5-, and 10-year periods, respectively.“ “In our Alternatives segment, we believe Landmark is well positioned to benefit from this environment due to increased supply of attractive opportunities for secondary strategies in private alternatives. While the travel restriction related to coronavirus outbreak is expected to delay the timing of our fundraising, we remain confident in our targeted growth in this segment. The segment generated net client cash flows of $0.6 billion in the first quarter.” “In our Liquid Alpha segment, Barrow Hanley’s net client cash flows turned positive driven by improved sales in large cap value and global equity strategies to new and existing clients.“ “We recently repositioned our corporate center to focus primarily on capital allocation activities including seeding new products and discontinued supplemental distribution efforts from the center.  Going forward, all distribution activities will be concentrated at the Affiliate level. We expect that the implementation of this targeted approach will result in annualized run-rate expense savings at the corporate center of over $20 million by Q1 2021, increasing our pre-tax ENI by a similar amount.”  “Finally, in order to maximize value for our shareholders, we will optimize capital management by deploying our strong free cash flow to: support our Affiliates’ organic growth efforts; manage leverage; and repurchase our stock given the wide gap between our stock’s intrinsic value and current trading levels. In the spirit of directing return of capital to shareholders primarily toward repurchases, we reduced our quarterly dividend to $0.01 per share. We repurchased 5.5 million shares through May 6, 2020, for a total of $34 million at an average price per share of $6.14, a 3.5x multiple of our 2019 earnings per share, resulting in approximately 7% accretion to ENI per share. Driven by first quarter seasonality, we ended Q1 2020 with a net debt to adjusted EBITDA leverage ratio of 2.0x. In the near-term, we expect to use a larger portion of our free cash flow to pay down debt and will subsequently expect to increase share repurchases and continue repurchases as long as it remains value accretive to do so.” 1

Dividend Declaration The Company’s Board of Directors approved a quarterly interim dividend of $0.01 per share payable on June 26, 2020 to shareholders of record as of the close of business on June 12, 2020. Conference Call Dial-in The Company will hold a conference call and simultaneous webcast to discuss the results at 11:00 a.m. Eastern Time on May 7, 2020. To listen to the call or view the webcast, participants should: Dial-in: Toll Free Dial-in Number: (844) 445-4807 International Dial-in Number: (647) 253-8636 Conference ID: 4347589 Link to Webcast: https://event.on24.com/wcc/r/2157417/634DE799759B196C8471037E16EABDEC Dial-in Replay: A replay of the call will be available beginning approximately one hour after its conclusion either on BrightSphere’s website, at https://ir.bsig.com or at: Toll Free Dial-in Number: (800) 585-8367 International Dial-in Number: (416) 621-4642 Conference ID: 4347589 About BrightSphere   BrightSphere is a diversified, global asset management company with approximately $162 billion of assets under management as of March 31, 2020. Through its seven world-class investment management Affiliates, BrightSphere offers sophisticated investors access to a wide array of leading quantitative and solutions-based, private and public market alternative, and liquid alpha strategies designed to meet a range of risk and return objectives. For more information, please visit BrightSphere’s website at www.bsig.com. Information that may be important to investors will be routinely posted on our website. 2

 Forward Looking Statements   This communication includes forward-looking statements which may include, from time to time, information relating to anticipated revenues, margins, cash flows or earnings, anticipated performance of the Company’s business or particular segments, expected future net cash flows, anticipated expense levels, capital management, benefits of our recent repositioning of our corporate center and/or expectations regarding market conditions.  The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.   Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed above and elsewhere in this communication and in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 2, 2020 and subsequent SEC filings, as well as risks related to the disruption caused by the COVID-19 pandemic, which has and is expected to materially affect our business, financial condition, results of operations and cash flows for an extended period of time. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this communication and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. This communication does not constitute an offer for any fund managed by the Company or any Affiliate of the Company. Non-GAAP Financial Measures This communication contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP financial measures are included in the Reconciliations and Disclosures section of this communication. Additional reconciliations with respect to certain segment measures are included in the Supplemental Information section of this communication. 3

Q1 2020 EARNINGS PRESENTATION May 7, 2020 4

Q1’20 Highlights BrightSphere Highlights • U.S. GAAP EPS of $0.38 for Q1'20 compared to $0.54 for Q1'19 • ENI earnings per share of $0.40 for the quarter, stable compared to $0.40 for Q1'19 • NCCF(1) of $1.0 billion ◦ Turned positive for the first time since Q1’18 ◦ Driven by strong increase in gross sales, particularly in quantitative strategies including managed volatility, non- U.S. and factor-driven • Strong investment performance in Quant & Solutions segment as 67% of Acadian’s strategies beat their benchmarks year to date ◦ 46%, 59% and 100% of strategies beat their benchmarks over the prior 3-, 5-, and 10-year periods, respectively • Secondary strategies in the Alternatives segment well positioned to benefit in this environment due to increased supply of opportunities ◦ Continue to expect to reach targeted growth in the segment but with a delay in timing • In the Liquid Alpha segment, Barrow Hanley posted improved sales in large cap value and global equity strategies turning their NCCF positive • Repositioning of corporate center to generate annualized run-rate cost savings, and higher expected annual pre-tax income of over $20 million by Q1’21 • Suren Rana, as CEO to lead new strategy of Affiliate-led organic growth and optimizing capital deployment to maximize shareholder value • Quarterly dividend reduced to $0.01 per share to direct return of capital to shareholders toward repurchases ◦ Repurchased 6.4% of outstanding shares YTD at an average price of $6.14 per share, 3.5x of $1.76 2019 EPS • Net leverage ratio of 2.0x at the end of the quarter, driven by Q1 seasonality ◦ In the near term, will use cash flow generation to pay down debt and increase repurchases thereafter as long as value accretive __________________________________________________________ (1) NCCF and revenue impact of NCCF for all periods includes reinvested income and distributions, and excludes realizations (please see Definitions and Additional Notes). 5

# U.S. GAAP Statement of Operations

| ($ in millions, unless otherwise noted) | | Three Months Ended March 31, 2020 | | March 31, 2019 | Increase (Decrease) | | December 31, 2019 |
|---|---|---|---|---|---|---|---|
| Management fees | $ | 178.5 | $ | 207.5 | (14.0)% | $ | 197.2 |
| Performance fees | | 1.0 | | (2.8) | n/m | | 6.8 |
| Other revenue | | 1.6 | | 1.4 | 14.3 % | | 1.7 |
| Consolidated Funds' revenue | | 1.5 | | 1.1 | 36.4 % | | 1.7 |
| **Total revenue** | | **182.6** | | **207.2** | **(11.9)%** | | **207.4** |
| Compensation and benefits | | 57.4 | | 101.1 | (43.2)% | | 83.4 |
| General and administrative | | 27.7 | | 32.5 | (14.8)% | | 33.5 |
| Impairment of goodwill | | 16.4 | | — | n/m | | — |
| Amortization of acquired intangibles | | 1.6 | | 1.6 | — % | | 1.7 |
| Depreciation and amortization | | 5.3 | | 3.8 | 39.5 % | | 5.0 |
| Consolidated Funds' expense | | 0.1 | | 0.2 | (50.0)% | | — |
| **Total operating expenses** | | **108.5** | | **139.2** | **(22.1)%** | | **123.6** |
| **Operating income** | | **74.1** | | **68.0** | **9.0 %** | | **83.8** |
| Investment income (loss) | | (13.7) | | 7.0 | (295.7)% | | 5.4 |
| Interest income | | 0.3 | | 1.1 | (72.7)% | | 0.4 |
| Interest expense | | (7.8) | | (7.0) | 11.4 % | | (8.1) |
| Net consolidated Funds' investment gains (losses) | | (17.2) | | 13.6 | (226.5)% | | 7.1 |
| **Income from continuing operations before taxes** | | **35.7** | | **82.7** | **(56.8)%** | | **88.6** |
| Income tax expense (benefit) | | 13.6 | | 21.6 | (37.0)% | | 14.3 |
| **Income from continuing operations** | | **22.1** | | **61.1** | **(63.8)%** | | **74.3** |
| Gain (loss) on disposal of discontinued operations, net of tax | | — | | — | n/m | | — |
| **Net income** | | **22.1** | | **61.1** | **(63.8)%** | | **74.3** |
| Net income (loss) attributable to non-controlling interests | | (10.5) | | 8.4 | n/m | | 6.5 |
| **Net income attributable to controlling interests** | **$** | **32.6** | **$** | **52.7** | **(38.1)%** | **$** | **67.8** |
| Earnings per share, basic, $ | $ | 0.38 | $ | 0.54 | (29.6)% | $ | 0.79 |
| Earnings per share, diluted, $ | $ | 0.38 | $ | 0.54 | (29.6)% | $ | 0.79 |
| Basic shares outstanding (in millions) | | 85.1 | | 97.6 | | | 85.9 |
| Diluted shares outstanding (in millions) | | 85.1 | | 97.8 | | | 85.9 |
| U.S. GAAP operating margin | | 41% | | 33% | 776 bps | | 40% |
| Pre-tax income from continuing operations attributable to controlling interests | $ | 46.2 | $ | 74.3 | (37.8)% | $ | 82.1 |
| Net income from continuing operations attributable to controlling interests | $ | 32.6 | $ | 52.7 | (38.1)% | $ | 67.8 |

*Please see Definitions and Additional Notes*

## Q1'20 vs. Q1'19

- Total revenue decreased (11.9)% from Q1'19 primarily due to lower management fees which were impacted by a decline in equity markets and decline in average AUM in Q1'20
- Operating expenses decreased (22.1)%, from Q1'19 primarily due to a decrease in compensation and benefits expense, driven by lower variable compensation and a credit recorded for revaluation charge on Affiliate equity in Q1'20
- Income tax expense decreased (37.0)% in line with decrease in pre-tax earnings attributable to controlling interests.
- U.S. GAAP net income attributable to controlling interests decreased (38.1)% from the year ago quarter primarily due to the decrease in management fee revenue and investment income as a result of the coronavirus outbreak impact on the Q1'20 equity market
- Diluted earnings per share decreased (29.6)% from the year ago quarter due to lower Q1'20 earnings, partially offset by shares repurchased since Q1'19 that contributed to the reduction in diluted shares outstanding

BRIGHTSPHERE Investment Group

6

Disciplined Execution of Long-Term Growth Strategy Focus on High- • Quant & Solutions Demand Quant ◦ Leveraging broad quant capabilities to provide exposures and solutions sought by clients & Solutions and • Alternatives Alternatives ◦ Sophisticated private market and uncorrelated strategies attracting growing investor allocations Strategies (2/3 • Liquid Alpha of Segment ENI) ◦ Differentiated fundamental strategies with strong long-term alpha generation remain attractive ◦ Evolving product mix in higher fee strategies Support • Product innovation Affiliates’ ◦ Support Affiliate-led extensions of investment strategies into high-demand areas through ongoing Growth seeding program Strategies • Affiliate-led distribution enhancements ◦ Support Affiliate expansion of distribution teams including entry into new markets and channels Drive • Strong free cash flow from diversified revenue streams Shareholder • Manage leverage using free cash flows from the business Value • Continue repurchases as long as it remains value accretive ◦ Year-to date repurchases of 5.5 million shares for $34 million through May 6, 2020 • Ongoing expense discipline ◦ Implementation of cost saving actions at corporate headquarters is expected to generate annualized pre-tax ENI benefit of over $20 million by Q1’21 7

# Business Mix Positioned to Generate Organic Growth

- Two-thirds of business in high-demand Quant & Solutions and Alternatives Segments

ACADIAN | LANDMARK PARTNERS / CampbellGlobal FOREST & NATURAL RESOURCE INVESTMENTS | BARROW, HANLEY, MEWHINNEY & STRAUSS / T | S | W / Copper Rock CAPITAL PARTNERS / ICM INVESTMENT COUNSELORS OF MARYLAND, LLC

## Quant & Solutions[1]

**$79.0 billion AUM, 53% of Segment ENI**

- Highly scalable offerings with substantial capacity and growing global demand
- Versatile, highly-tailored, outcome-driven investing to achieve client-specific goals
- Leveraging data and technology in computational factor-based investment process
- Ongoing product innovation responds to evolving client needs
- Multi-Asset Class capability meeting increased demand for broad-based, bespoke investment solutions

## Alternatives[1]

**$24.3 billion AUM, 18% of Segment ENI**

- Diverse private market strategies with long-term track records of outperformance in private equity, real estate and real assets
- Predominately illiquid, with selected differentiated liquid strategies
- More than 90% of revenue comprising of management fees from long-term committed capital
- Long-dated investment periods provide long-term committed assets
- Growing global investor base and substantial capacity

## Liquid Alpha[1]

**$58.5 billion AUM, 29% of Segment ENI**

- Demonstrated long-term alpha generation across diverse, long-only domestic and international public securities strategies including Large-cap, mid-cap, and small-cap equities and fixed income
- Strong performance over market cycles driven by consistent investment discipline
- Expansion into in-demand, higher fee offerings support healthy operating margins
- Disciplined adherence to value investing style across market cycles; well positioned when value eventually returns to favor after 10+ years of underperforming growth

*Please see Definitions and Additional Notes*

*(1) Certain smaller Acadian strategies are included in Alternatives and certain TSW strategies are included in Quant & Solutions where the classification is more appropriate.*

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Diversified Business With Two-Thirds in High-Demand Quant & Solutions and Alternatives Segments Diversified Revenue Streams (1) Quarterly ENI Mgmt. Fee Revenue by Segment Quarterly Segment ENI (2) Alternatives | Alternatives | $41.4 | 23.2% $10.3 Liquid Alpha | $17.0 Liquid Alpha | $51.9 | 29.1% Quant & Solutions Quant & | $85.2 | 47.7% Solutions | $31.2 (3) Total: $178.5 million Total: $34.3 million Diversified Asset and Client Base AUM by Client Location AUM by Affiliate ICM | $1.6 Asia | 6.2% Copper Rock | $2.2 Europe | TSW | $15.2 Campbell Australia | 9.6% Landmark Global | 4.2% Partners | $4.9 $18.5 Other | Barrow 7.0% Hanley, Mewhinney & Strauss | $39.8 U.S. | 73.0% Acadian | $79.6 Total: $161.8 billion Total: $161.8 billion ___________________________________________________________ Please see Definitions and Additional Notes (1) Represents quarterly segment ENI management fee revenue for the three months ended March 31, 2020. (2) Represents quarterly segment ENI for the three months ended March 31, 2020. (3) Represents total ENI for the three months ended March 31, 2020 including Other ENI of $(24.2) million. See Supplemental Information for segment information as of Q1’20. 9

# Segment Highlight: Quant & Solutions

- Segment NCCF of $1.5 billion in Q1'20 compared to $2.5 billion in Q1'19; investment performance improved compared to prior 3-, 5- and 10- year periods with continued strong long-term outperformance
- AUM decreased 16.9% in Q1'20 compared to Q1'19 primarily due to recent market depreciation
- Segment ENI increased 1.3% in Q1'20 compared to Q1'19 and operating margin increased 210 bps to 37.2% in Q1'20 compared to Q1'19 due mainly to cost management

## Key Performance Metrics

| | Three Months Ended March 31, 2020 | Three Months Ended March 31, 2019 | Increase (Decrease) | Three Months Ended December 31, 2019 | Increase (Decrease) |
|---|---|---|---|---|---|
| **Operational Information** | | | | | |
| AUM $b | $ 79.0 | $ 95.1 | (16.9)% | $ 101.9 | (22.5)% |
| Average AUM $b | $ 92.9 | $ 91.9 | 1.1 % | $ 98.2 | (5.4)% |
| NCCF $b | $ 1.5 | $ 2.5 | $ (1.0) | $ (0.8) | $ 2.3 |
| Annualized Revenue Impact of NCCF $m | $ (0.9) | $ 6.6 | $ (7.5) | $ (6.9) | $ 6.0 |
| ENI management fee rate (bps) | 37 | 40 | (3) | 38 | (1) |
| **Economic Net Income Basis** | | | | | |
| ENI Revenue $m | $ 86.1 | $ 90.5 | (4.9)% | $ 103.3 | (16.7)% |
| Segment Economic Net Income $m | $ 31.2 | $ 30.8 | 1.3 % | $ 42.8 | (27.1)% |
| ENI Operating Margin | 37.2% | 35.1% | 210 bps | 43.7% | (650) bps |
| Adjusted EBITDA $m | $ 35.9 | $ 34.2 | 5.0 % | $ 47.2 | (23.9)% |

## Segment Performance - Quant & Solutions[(1)]

### Revenue-Weighted



100%
80%
60%
40%
20%
0%
46%
59%
100%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q4'19 | 45% | 58% | 100% |
| Q1'19 | 45% | 52% | 55% |

### Equal-Weighted



100%
80%
60%
40%
20%
0%
52%
68%
94%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q4'19 | 52% | 72% | 95% |
| Q1'19 | 50% | 53% | 68% |

### Asset-Weighted



100%
80%
60%
40%
20%
0%
41%
63%
100%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q4'19 | 40% | 61% | 100% |
| Q1'19 | 53% | 55% | 57% |

*Please see Definitions and Additional Notes*

(1) *As of March 31, 2020, Quant & Solutions assets representing 46% of revenue were outperforming benchmarks on a 1- year basis, compared to 11% at December 31, 2019 and 35% at March 31, 2019.*

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10

# Segment Highlight: Alternatives

- Segment NCCF of $0.6 billion driven by co-investment funding and ongoing Alternatives fundraising compared to $0.2 billion in Q1'19; segment AUM increased to $24.3 billion for Q1'20 compared to $24.0 billion for Q1'19
- Alternatives revenue decreased 4.8% and segment ENI decreased 4.6% in Q1'20 compared to Q1'19 due mainly to decline in liquid alternative assets and revenues which comprised 3.3% of segment's assets at Q1'20

## Key Performance Metrics

| | Three Months Ended March 31, 2020 | Three Months Ended March 31, 2019 | Increase (Decrease) | Three Months Ended December 31, 2019 | Increase (Decrease) |
|---|---|---|---|---|---|
| **Operational Information** | | | | | |
| AUM $b | $ 24.3 | $ 24.0 | 1.3 % | $ 23.8 | 2.1% |
| Average AUM $b | $ 24.1 | $ 23.9 | 0.8 % | $ 23.5 | 2.6% |
| NCCF $b | $ 0.6 | $ 0.2 | $ 0.4 | $ 0.6 | $ — |
| Annualized Revenue Impact of NCCF $m | $ 5.4 | $ (0.2) | $ 5.6 | $ 2.9 | $ 2.5 |
| ENI management fee rate (bps) (1) | 69 | 74 | (5) | 68 | 1 |
| **Economic Net Income Basis** | | | | | |
| ENI Revenue $m | $ 41.9 | $ 44.0 | (4.8)% | $ 40.8 | 2.7% |
| Segment Economic Net Income(2) $m | $ 10.3 | $ 10.8 | (4.6)% | $ 8.7 | 18.4% |
| ENI Operating Margin | 38.4% | 37.5% | 90 bps | 35.8% | 260 bps |
| Adjusted EBITDA(2) $m | $ 10.7 | $ 11.0 | (2.7)% | $ 9.0 | 18.9% |

## Alternative Assets Overview

**Alternative Assets by Strategy**


Real Assets: 24.3%
Liquid Alternatives: 3.3%
Real Estate: 23.9%
Private Equity: 48.6%

**Alternative Assets Breakout**


Commingled: 67.9%
(typically 8-12 year lockup)
Fund of One: 32.1%
(Institutional client can maintain Alternative exposure beyond terms of typical fund)

*Please see Definitions and Additional Notes*

*(1) Excluding net catch-up fees, the weighted average fee rate for alternatives would be 71 bps in Q1'20, 72 bps in Q4'19, and 78 bps in Q1'19.*

*(2) Segment ENI and Adjusted EBITDA include net placement agent fees of $(1.5) million in Q1'20, $(1.9) million in Q4'19, and $(2.1) million in Q1'19.*

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# Segment Highlight: Liquid Alpha

- Segment NCCF of $(1.1) billion compared to $(3.0) billion in Q1'19
- Segment AUM decreased 43.3% to $58.5 billion as of Q1'20 compared to Q1'19 due to Vanguard reallocation of $22.8 billion in Q4'19 and the impact of Q1'20 market decline
- Segment investment performance declined as value-oriented portfolios were disproportionately impacted by the coronavirus outbreak

## Key Performance Metrics

| | Three Months Ended March 31, 2020 | Three Months Ended March 31, 2019 | Increase (Decrease) | Three Months Ended December 31, 2019 | Increase (Decrease) |
|---|---|---|---|---|---|
| **Operational Information** | | | | | |
| AUM $b | $ 58.5 | $ 103.2 | (43.3)% | $ 78.7 | (25.7)% |
| Average AUM $b | $ 71.1 | $ 102.1 | (30.4)% | $ 88.1 | (19.3)% |
| NCCF $b | $ (1.1) | $ (3.0) | $ 1.9 | $ (24.9) | $ 23.8 |
| Annualized Revenue Impact of NCCF $m | $ (4.7) | $ (6.8) | $ 2.1 | $ (40.7) | $ 36 |
| ENI management fee rate (bps) | 30 | 30 | — | 29 | 1 |
| **Economic Net Income Basis** | | | | | |
| ENI Revenue $m | $ 52.5 | $ 71.1 | (26.2)% | $ 61.0 | (13.9)% |
| Segment Economic Net Income $m | $ 17.0 | $ 26.0 | (34.6)% | $ 22.8 | (25.4)% |
| ENI Operating Margin | 38.5% | 46.0% | (750) bps | 45.7% | (720) bps |
| Adjusted EBITDA $m | $ 17.1 | $ 26.1 | (34.5)% | $ 23.0 | (25.7)% |

## Segment Performance - Liquid Alpha[1]

### Revenue-Weighted


100%
80%
60%
40%
20%
0%
22%
29%
55%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q4'19 | 52% | 67% | 72% |
| Q1'19 | 45% | 52% | 55% |

### Equal-Weighted


100%
80%
60%
40%
20%
0%
32%
47%
69%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q4'19 | 66% | 68% | 81% |
| Q1'19 | 50% | 53% | 68% |

### Asset-Weighted


100%
80%
60%
40%
20%
0%
22%
30%
54%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q4'19 | 57% | 70% | 72% |
| Q1'19 | 53% | 55% | 57% |

*Please see Definitions and Additional Notes*

(1) *As of March 31, 2020 Liquid Alpha assets representing 19% of revenue were outperforming benchmarks on a 1- year basis, compared to 43% at December 31, 2019 and 35% at March 31, 2019.*

BRIGHTSPHERE Investment Group
12

# Net Client Cash Flows Breakdown

- Quant & Solutions and Alternatives segments produced positive NCCF offsetting net outflows in Liquid Alpha segment

## AUM Net Client Cash Flows ("NCCF")[1]



$b
$3
$2
$1
$0
-$1
-$2
-$3
$0.6
$1.5
$(1.1)
69
37
30
Q1 2020

***Total NCCF*** ***$1.0***

■ Quant & Solutions ■ Alternatives ■ Liquid Alpha ● Avg. Fee Rate (bps)[3]

## Revenue Impact of NCCF[1][2]



$m
$8
$6
$4
$2
$0
-$2
-$4
-$6
-$8
$5.4
$(0.9)
$(4.7)
-$0.2
Q1 2020

***Revenue Impact as a % of BOP Run Rate Management Fees[4]*** ***0%***

| | Q1 2020 |
|---|---|
| ***Bps inflows*** | ***37*** |
| ***Bps outflows*** | ***41*** |

*(1) NCCF and revenue impact of NCCF for all periods includes reinvested income and distributions, and excludes realizations (please see Definitions and Additional Notes).*
*(2) Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliates. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact.*
*(3) Average fee rate represents the average blended fee rate on assets for each segment for the three months ended March 31, 2020.*
*(4) Percentage is equal to the annual revenue impact of NCCF divided by run rate management fees based on beginning of year AUM.*

BRIGHTSPHERE Investment Group
13

# Key Performance Metrics

| Key Performance Metrics[1] | | | | | | |
|---|---|---|---|---|---|---|
| *($ in millions, unless otherwise noted)* | Three Months Ended March 31, | | | Three Months Ended December 31, | | |
| **U.S. GAAP Basis** | **2020** | **2019** | **Increase (Decrease)** | **2019** | | **Increase (Decrease)** |
| Revenue | $ 182.6 | $ 207.2 | (11.9)% | $ 207.4 | | (12.0)% |
| Pre-tax income from cont. ops. attributable to controlling interests | 46.2 | 74.3 | (37.8)% | 82.1 | | (43.7)% |
| Net income attributable to controlling interests | 32.6 | 52.7 | (38.1)% | 67.8 | | (51.9)% |
| Diluted shares outstanding (in millions) | 85.1 | 97.8 | | 85.9 | | |
| Diluted earnings per share, $ | $ 0.38 | $ 0.54 | (29.6)% | $ 0.79 | | (51.9)% |
| U.S. GAAP operating margin | 41% | 33% | 776 bps | 40% | | 18 bps |
| **Economic Net Income Basis (Non-GAAP measure used by management)** | | | | | | |
| ENI revenue | $ 180.6 | $ 205.7 | (12.2)% | $ 205.2 | | (12.0)% |
| Pre-tax economic net income | 44.3 | 51.6 | (14.1)% | 56.3 | | (21.3)% |
| Economic net income | 34.3 | 39.2 | (12.5)% | 43.2 | | (20.6)% |
| ENI diluted earnings per share, $ | $ 0.40 | $ 0.40 | — % | $ 0.50 | | (20.0)% |
| Adjusted EBITDA | 56.2 | 58.9 | (4.6)% | 66.9 | | (16.0)% |
| ENI operating margin | 33% | 33% | (24) bps | 37% | | (359) bps |
| **Other Operational Information** | | | | | | |
| Assets under management at period end ($ in billions) | $ 161.8 | $ 222.3 | (27.2)% | $ 204.4 | | (20.8)% |
| Net client cash flows ($ in billions)[2] | 1.0 | (0.3) | n/m | (25.1) | | 104.0 % |
| Annualized revenue impact of net flows ($ in millions) | (0.2) | (0.4) | 50.0 % | (44.7) | | 99.6 % |

*Please see Definitions and Additional Notes*

*(1) Please see Reconciliations and Disclosures for the reconciliation of Net income attributable to controlling interests to Adjusted EBITDA and ENI.*

*(2) NCCF and revenue impact of NCCF for all periods includes reinvested income and distributions, and excludes realizations (please see Definitions and Additional Notes).*

BRIGHTSPHERE Investment Group

14

ENI Revenue Commentary • ENI Revenue includes management fees, performance fees, and our share of earnings from equity-accounted Affiliates • Q1'20 ENI revenue of $180.6 million decreased from Q1'19 by (12.2)% primarily due to a decrease in management fees • Management fees decreased (14.0)% from Q1'19 primarily due to equity market depreciation and a decrease in average AUM ENI Revenue ($M) Three Months Ended March 31, Three Months Ended December 31, Increase Increase 2020 2019 (Decrease) 2019 (Decrease) Management fees $ 178.5 $ 207.5 (14.0)% $ 197.2 (9.5)% Performance fees 1.0 (2.8) n/m 6.8 (85.3)% Other income, including equity-accounted Affiliates 1.1 1.0 10.0% 1.2 (8.3)% ENI revenue $ 180.6 $ 205.7 (12.2)% $ 205.2 (12.0)% ___________________________________________________________ Please see Definitions and Additional Notes 15

# ENI Operating Expenses

## Commentary

- Total ENI operating expenses reflect Affiliate operating expenses and Center expenses (excluding variable compensation)
- ENI Operating expenses reduced to $81.2 million in Q1'20 from $88.5 million in Q1'19 due to expense discipline while Q1'20 Operating Expense Ratio[1] increased to 45.5% for the period due to the decrease in ENI management fee revenue
- Full-year Operating Expense Ratio[1] expected to be in the range of 45-48% if the equity market remains at the same level; ratio is subject to fluctuations as assets and ENI management fees change

## ENI Operating Expenses

| ($M) | Three Months Ended March 31, 2020 $M | 2020 % of MFs[2] | 2019 $M | 2019 % of MFs[2] | Increase (Decrease) | Three Months Ended December 31, 2019 $M | 2019 % of MFs[2] | Increase (Decrease) |
|---|---|---|---|---|---|---|---|---|
| Fixed compensation and benefits | $ 46.6 | 26.1 % | $ 49.7 | 24.0 % | (6)% | $ 46.0 | 23.3% | 1% |
| G&A expenses (excl. sales-based compensation) | 27.2 | 15.2 % | 32.3 | 15.6 % | (16)% | 32.8 | 16.6% | (17)% |
| Depreciation and amortization | 5.3 | 3.0 % | 3.8 | 1.8 % | 39% | 5.0 | 2.5% | 6% |
| **Core operating expense subtotal** | **$ 79.1** | **44.3 %** | **$ 85.8** | **41.3 %** | (8)% | **$ 83.8** | **42.5%** | (6)% |
| Sales-based compensation | 2.1 | 1.2 % | 2.7 | 1.3 % | (22)% | 2.7 | 1.4% | (22)% |
| **Total ENI operating expenses** | **$ 81.2** | **45.5 %** | **$ 88.5** | **42.7 %** | (8)% | **$ 86.5** | **43.9%** | (6)% |
| Note: ENI Management fees | $ 178.5 | | $ 207.5 | | (14)% | $ 197.2 | | (9)% |

*Please see Definitions and Additional Notes*

*(1) Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.*
*(2) Represents reported ENI management fee revenue.*

BRIGHTSPHERE Investment Group

16

ENI Variable Compensation Commentary • Variable compensation typically awarded based on contractual percentage (e.g., ~25 – 35%) of each Affiliate’s ENI earnings before variable compensation plus Center bonuses and also includes a contractual split of certain performance fees ◦ Affiliate variable compensation includes cash and equity provided through recycling ◦ Center variable compensation includes cash and BSIG equity • Q1'20 Variable Compensation Ratio decreased to 39.9% from 41.6% in Q1'19, includes lower Center costs • Full-year Variable Compensation Ratio expected to be in the range of 41-42% ENI Variable Compensation ($M) Three Months Ended March 31, Three Months Ended December 31, 2020 2019 Increase (Decrease) 2019 Increase (Decrease) Cash variable compensation $ 35.5 $ 43.8 (19)% $ 38.4 (8)% Add: Non-cash equity-based award amortization 4.2 4.9 (14)% 5.1 (18)% Variable compensation 39.7 48.7 (18)% 43.5 (9)% Earnings before variable compensation $ 99.4 $ 117.2 (15)% $ 118.7 (16)% Variable Compensation Ratio (VC as % of earnings before variable comp.) 39.9% 41.6% (161) bps 36.6% 329 bps ___________________________________________________________ Please see Definitions and Additional Notes 17

Affiliate Key Employee Distributions Commentary • Represents employees’ share of profit from their respective Affiliate, in some cases following an initial preference to BSIG(1) • Q1'20 Distribution Ratio of 16.4% lower than Q1'19 mainly due to a decrease in ENI operating earnings, particularly at higher distribution-sharing Affiliates • Full-year Distribution Ratio expected to be in the range of 18-19%; mix of Affiliate earnings will have significant impact to the ratio Affiliate Key Employee Distributions Three Months Ended March 31, Three Months Ended December 31, ($M) Increase Increase 2020 2019 (Decrease) 2019 (Decrease) A Earnings after variable compensation (ENI operating earnings) $ 59.7 $ 68.5 (13)% $ 75.2 (21)% B Less: Affiliate key employee distributions (9.8) (13.4) (27)% (13.3) (26)% Earnings after Affiliate key employee distributions $ 49.9 $ 55.1 (9)% $ 61.9 (19)% Affiliate Key Employee Distribution Ratio ( B / A ) 16.4% 19.6% (315) bps 17.7% (127) bps __________________________________________________________ Please see Definitions and Additional Notes (1) For consolidated Affiliates. 18

# Balance Sheet Management

## Balance Sheet

| ($M) | March 31, 2020 | December 31, 2019 |
|---|---|---|
| **Assets** | | |
| Cash and cash equivalents | $ 124.4 | $ 111.3 |
| Investment advisory fees receivable | 134.8 | 151.9 |
| Right of use assets | 105.3 | 37.7 |
| Investments | 161.0 | 186.3 |
| Other assets | 703.1 | 727.3 |
| Assets of consolidated Funds | 194.9 | 205.2 |
| **Total assets** | **$ 1,423.5** | **$ 1,419.7** |
| **Liabilities and shareholders' equity** | | |
| Accounts payable and accrued expenses | $ 88.8 | $ 179.3 |
| Due to OM plc | 3.7 | 3.7 |
| Non-recourse borrowings | 21.7 | 35.0 |
| Third party borrowings | 613.9 | 533.8 |
| Operating lease liabilities | 119.3 | 42.5 |
| Other liabilities | 372.4 | 420.8 |
| Liabilities of consolidated Funds | 9.9 | 6.2 |
| **Total liabilities** | **$ 1,229.7** | **$ 1,221.3** |
| Shareholders' equity | 68.9 | 64.4 |
| Non-controlling interests, including NCI of consolidated Funds | 124.9 | 134.0 |
| **Total equity** | **193.8** | **198.4** |
| **Total liabilities and equity** | **$ 1,423.5** | **$ 1,419.7** |
| Weighted average quarterly diluted shares (ENI) | 85.1 | 85.9 |
| Leverage ratio[1] | 2.5x | 2.1x |
| Net leverage ratio[2] | 2.0x | 1.7x |

## Capital

- March 31 net leverage ratio (Debt, net of total cash and cash equivalents / Adj. EBITDA) of 2.0x; increase driven by first quarter seasonality of timing of payment of annual variable compensation
- Total seed and co-investment holdings of $126.8 million

## Dividend, Investment & Buyback

- $0.01 per share interim dividend approved;
  - Payable June 26 to shareholders of record as of June 12
  - Decrease from prior dividend rate of $0.10 reflecting a shift in capital return to shareholders towards repurchases
- $230.0 million available on $450 million Revolving Credit Facility as of March 31
- YTD March 31, the Company had purchased 3.2 million shares at an average price of $5.93/share
  - 2.3 million shares repurchased in the current quarter ($6.43/share) through May 6, 2020

*(1) Debt calculated per terms of the Company's external revolver and excludes non-recourse borrowings, divided by last twelve months Adjusted EBITDA.*
*(2) Debt calculated per terms of the Company's external revolver, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA.*

BRIGHTSPHERE Investment Group
19

Supplemental Information 20

# Segment Information for Q1'20 and Q1'19

| ($ in millions, unless otherwise noted) | Three Months Ended March 31, 2020 | | | | | | Three Months Ended March 31, 2019 | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | Quant & Solutions | Alternatives | Liquid Alpha | Other | Reconciling Items[1] | Total U.S. GAAP[3] | Quant & Solutions | Alternatives | Liquid Alpha | Other | Reconciling Items[1] | Total U.S. GAAP[3] |
| **ENI Revenue** | $ 86.1 | $ 41.9 | $ 52.5 | $ 0.1 | $ 2.0 | $ 182.6 | $ 90.5 | $ 44.0 | $ 71.1 | $ 0.1 | $ 1.5 | $ 207.2 |
| **ENI Operating Expenses** | 37.1 | 16.6 | 19.8 | 7.7 | (28.6) | 52.6 | 39.9 | 17.7 | 21.6 | 9.3 | (15.4) | 73.1 |
| **Earnings before variable compensation** | 49.0 | 25.3 | 32.7 | (7.6) | 30.6 | 130.0 | 50.6 | 26.3 | 49.5 | (9.2) | 16.9 | 134.1 |
| Variable compensation | 17.0 | 9.2 | 12.5 | 1.0 | 6.4 | 46.1 | 18.8 | 9.8 | 16.8 | 3.3 | 4.0 | 52.7 |
| **Earnings after variable compensation** | 32.0 | 16.1 | 20.2 | (8.6) | 24.2 | 83.9 | 31.8 | 16.5 | 32.7 | (12.5) | 12.9 | 81.4 |
| Affiliate key employee distributions | 0.8 | 5.8 | 3.2 | — | — | 9.8 | 1.0 | 5.7 | 6.7 | — | — | 13.4 |
| **Earnings after Affiliate key employee distributions** | 31.2 | 10.3 | 17.0 | (8.6) | 24.2 | 74.1 | 30.8 | 10.8 | 26.0 | (12.5) | 12.9 | 68.0 |
| Net interest income (expense) | — | — | — | (5.6) | (1.9) | (7.5) | — | — | — | (3.5) | (2.4) | (5.9) |
| Net investment income (loss) | — | — | — | — | (30.9) | (30.9) | — | — | — | — | 20.6 | 20.6 |
| Net (income) loss attributable to non-controlling interest | — | — | — | — | 10.5 | 10.5 | — | — | — | — | (8.4) | (8.4) |
| Income tax (expense) benefit | — | — | — | (10.0) | (3.6) | (13.6) | — | — | — | (12.4) | (9.2) | (21.6) |
| **Economic Net Income** | $ 31.2 | $ 10.3 | $ 17.0 | $ (24.2) | $ (1.7) | $ 32.6 | $ 30.8 | $ 10.8 | $ 26.0 | $ (28.4) | $ 13.5 | $ 52.7 |
| Adjusted EBITDA[2] | $ 35.9 | $ 10.7 | $ 17.1 | $ (7.5) | $ (23.6) | $ 32.6 | $ 34.2 | $ 11.0 | $ 26.1 | $ (12.4) | $ (6.2) | $ 52.7 |
| **Segment Assets Under Management ($b)** | $ 79.0 | $ 24.3 | $ 58.5 | $ — | $ — | $ 161.8 | $ 95.1 | $ 24.0 | $ 103.2 | $ — | $ — | $ 222.3 |

*Please see Definitions and Additional Notes*

(1) *For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.*

(2) *Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*

(3) *Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

BRIGHTSPHERE Investment Group

21

# Segment Information for Q4'19

| ($ in millions, unless otherwise noted) | Three Months Ended December 31, 2019 | | | | | |
|---|---|---|---|---|---|---|
| | Quant & Solutions | Alternatives | Liquid Alpha | Other | Reconciling Items (1) | Total U.S. GAAP (3) |
| **ENI Revenue** | **$ 103.3** | **$ 40.8** | **$ 61.0** | **$ 0.1** | **$ 2.2** | **$ 207.4** |
| **ENI Operating Expenses** | **40.2** | **17.5** | **18.8** | **10.0** | **(21.8)** | **64.7** |
| **Earnings before variable compensation** | **63.1** | **23.3** | **42.2** | **(9.9)** | **24.0** | **142.7** |
| Variable compensation | 18.0 | 8.7 | 14.3 | 2.5 | 10.1 | 53.6 |
| **Earnings after variable compensation** | **45.1** | **14.6** | **27.9** | **(12.4)** | **13.9** | **89.1** |
| Affiliate key employee distributions | 2.3 | 5.9 | 5.1 | — | (8.0) | 5.3 |
| **Earnings after Affiliate key employee distributions** | **42.8** | **8.7** | **22.8** | **(12.4)** | **21.9** | **83.8** |
| Net interest income (expense) | — | — | — | (5.6) | (2.1) | (7.7) |
| Net investment income (loss) | — | — | — | — | 12.5 | 12.5 |
| Net (income) loss attributable to non-controlling interest | — | — | — | — | (6.5) | (6.5) |
| Income tax (expense) benefit | — | — | — | (13.1) | (1.2) | (14.3) |
| **Economic Net Income** | **$ 42.8** | **$ 8.7** | **$ 22.8** | **$ (31.1)** | **$ 24.6** | **$ 67.8** |
| Adjusted EBITDA[2] | $ 47.2 | $ 9.0 | $ 23.0 | $ (12.3) | $ 0.9 | $ 67.8 |
| **Segment Assets Under Management ($b)** | **$ 101.9** | **$ 23.8** | **$ 78.7** | **$ —** | **$ —** | **$ 204.4** |

*Please see Definitions and Additional Notes*

(1) *For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.*

(2) *Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*

(3) *Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

BRIGHTSPHERE Investment Group

22

# Assets Under Management Rollforward by Segment

| *($ in billions, unless otherwise noted)* | Three Months Ended March 31, 2020 | March 31, 2019 | December 31, 2019 |
|---|---|---|---|
| **Quantitative and Solutions** | | | |
| Beginning balance | $ 101.9 | $ 85.2 | $ 95.5 |
| Gross inflows | 3.7 | 5.1 | 2.3 |
| Gross outflows | (3.1) | (3.3) | (3.9) |
| Reinvested income and distributions | 0.9 | 0.7 | 0.8 |
| Net flows[3] | 1.5 | 2.5 | (0.8) |
| Market appreciation (depreciation) | (24.4) | 7.4 | 7.2 |
| **Ending balance** | **$ 79.0** | **$ 95.1** | **$ 101.9** |
| Average AUM[1] | $ 92.9 | $ 91.9 | $ 98.2 |
| **Alternatives** | | | |
| Beginning balance | $ 23.8 | $ 23.8 | $ 23.2 |
| Gross inflows | 0.7 | 0.4 | 0.7 |
| Gross outflows | (0.1) | (0.2) | (0.1) |
| Net flows[3] | 0.6 | 0.2 | 0.6 |
| Market appreciation (depreciation) | — | 0.1 | 0.2 |
| Realizations and other[2] | (0.1) | (0.1) | (0.2) |
| **Ending balance** | **$ 24.3** | **$ 24.0** | **$ 23.8** |
| Average AUM[1] | $ 24.1 | $ 23.9 | $ 23.5 |
| **Liquid Alpha** | | | |
| Beginning balance | $ 78.7 | $ 97.3 | $ 98.1 |
| Gross inflows | 2.8 | 1.4 | 1.1 |
| Gross outflows | (4.3) | (5.1) | (26.3) |
| Reinvested income and distributions | 0.4 | 0.7 | 0.3 |
| Net flows[3] | (1.1) | (3.0) | (24.9) |
| Market appreciation (depreciation) | (19.1) | 8.9 | 5.5 |
| **Ending balance** | **$ 58.5** | **$ 103.2** | **$ 78.7** |
| Average AUM | $ 71.1 | $ 102.1 | $ 88.1 |
| Average AUM of consolidated Affiliates | $ 69.0 | $ 100.1 | $ 85.8 |
| **Total** | | | |
| Beginning balance | $ 204.4 | $ 206.3 | $ 216.8 |
| Gross inflows | 7.2 | 6.9 | 4.1 |
| Gross outflows | (7.5) | (8.6) | (30.3) |
| Reinvested income and distributions | 1.3 | 1.4 | 1.1 |
| Net flows[3] | 1.0 | (0.3) | (25.1) |
| Market appreciation (depreciation) | (43.5) | 16.4 | 12.9 |
| Realizations and other[2] | (0.1) | (0.1) | (0.2) |
| **Ending balance** | **$ 161.8** | **$ 222.3** | **$ 204.4** |
| Average AUM of consolidated Affiliates | $ 186.0 | $ 215.9 | $ 207.5 |
| ENI management fee rate of consolidated Affiliates | 38.6 | 39.0 | 37.7 |
| Basis points: inflows | 36.6 | 34.7 | 39.0 |
| Basis points: outflows | 41.4 | 33.9 | 21.3 |
| **Annualized revenue impact of net flows (in millions)** | **$ (0.2)** | **$ (0.4)** | **$ (44.7)** |

(1) *Average AUM equals average AUM of consolidated Affiliates.*
(2) *Realizations include distributions related to the sale of alternative assets, and represent a return on investments. Other activity primarily relates to the decline in billable AUM as a legacy alternative fund transitioned from billing base on committed AUM to net asset value.*
(3) *NCCF and revenue impact of NCCF for all periods above have been revised and include reinvested income and distributions, and exclude realizations (please see Definitions and Additional Notes).*

BRIGHTSPHERE Investment Group

23

Reconciliations and Disclosures 24

# Reconciliations from U.S. GAAP to Non-GAAP Measures[1]

| ($ in millions) | Three Months Ended March 31, 2020 | Three Months Ended March 31, 2019 | Three Months Ended December 31, 2019 |
|---|---|---|---|
| **U.S. GAAP net income attributable to controlling interests** | $ 32.6 | $ 52.7 | $ 67.8 |
| *Adjustments to reflect the economic earnings of the Company:* | | | |
| 1 Non-cash key employee-owned equity and profit interest revaluations[2] | (49.3) | (20.1) | (38.2) |
| 2 Goodwill impairment and amortization of acquired intangible assets and pre-acquisition employee equity[2] | 19.2 | 3.2 | 14.5 |
| 3 Capital transaction costs[2] | 0.2 | — | 0.4 |
| 4 Seed/Co-investment (gains) losses and financings[2] | 21.3 | (10.2) | (5.1) |
| 5 Tax benefit of goodwill and acquired intangible deductions | 2.3 | 2.3 | 2.2 |
| 6 Discontinued operations, restructuring and the impact of a one-time compensation arrangement that includes advances against future compensation payments[2][3] | 6.7 | 4.3 | 2.6 |
| **Total adjustment to reflect earnings of the Company** | $ 0.4 | $ (20.5) | $ (23.6) |
| 7 Tax effect of above adjustments[2] | 0.5 | 6.2 | 7.1 |
| ENI tax normalization | 0.8 | 0.8 | (8.1) |
| **Economic net income** | $ 34.3 | $ 39.2 | $ 43.2 |
| ENI net interest expense to third parties | 5.6 | 3.5 | 5.6 |
| Depreciation and amortization[4] | 6.3 | 3.8 | 5.0 |
| Tax on Economic Net Income | 10.0 | 12.4 | 13.1 |
| **Adjusted EBITDA** | $ 56.2 | $ 58.9 | $ 66.9 |

## ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles, as well as the amortization of the value of employee equity owned prior to acquisitions. Please note that the revaluations related to these acquisition-related items are included in (1) above
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, restructuring costs incurred in continuing operations and the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments
7. Exclude one-off tax benefits or costs unrelated to current operations

*Please see Definitions and Additional Notes*

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, excluding the discontinued operations component of item 6; taxed at 27.3% U.S. statutory rate (including state tax).*

(3) *The three months ended March 31, 2020 includes restructuring at an Affiliate of $0.4 million, costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, and $6.0 million relating to the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. The three months ended December 31, 2019 includes restructuring costs at the Center and the Affiliates of $2.1 million, costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and costs associated with the redomicile to the U.S. of $0.2 million. The three months ended March 31, 2019 includes restructuring costs at the Center of $4.0 million and costs associated with the redomicile to the U.S. of $0.3 million.*

(4) *The three months ended March 31, 2020 includes non-cash equity-based award amortization expense.*

BRIGHTSPHERE Investment Group

25

# Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

## Reconciliation of per-share U.S. GAAP Net Income to Economic Net Income

*($)*

| | Three Months Ended | | |
|---|---|---|---|
| | March 31, 2020 | March 31, 2019 | December 31, 2019 |
| **U.S. GAAP net income per share** | $ 0.38 | $ 0.54 | $ 0.79 |
| *Adjustments to reflect the economic earnings of the Company:* | | | |
| i. Non-cash key employee-owned equity and profit interest revaluations | (0.59) | (0.20) | (0.45) |
| ii. Goodwill impairment and amortization of acquired intangible assets and pre-acquisition employee equity | 0.23 | 0.03 | 0.17 |
| iii. Capital transaction costs | — | — | — |
| iv. Seed/Co-investment (gains) losses and financing | 0.25 | (0.10) | (0.06) |
| v. Tax benefit of goodwill and acquired intangibles deductions | 0.03 | 0.02 | 0.03 |
| vi. Discontinued operations, restructuring and the impact of a one-time compensation arrangement that includes advances against future compensation payments | 0.08 | 0.04 | 0.03 |
| vii. ENI tax normalization | 0.01 | 0.01 | (0.09) |
| Tax effect of above adjustments, as applicable | 0.01 | 0.06 | 0.08 |
| **Economic net income per share** | $ 0.40 | $ 0.40 | $ 0.50 |

## Reconciliation of U.S. GAAP Revenue to ENI Revenue

*($ in millions)*

| | Three Months Ended | | |
|---|---|---|---|
| | March 31, 2020 | March 31, 2019 | December 31, 2019 |
| **U.S. GAAP revenue** | $ 182.6 | $ 207.2 | $ 207.4 |
| Include investment return on equity-accounted Affiliates | 0.6 | 0.6 | 0.7 |
| Exclude revenue from consolidated Funds | (1.5) | (1.1) | (1.7) |
| Exclude fixed compensation reimbursed by customers | (1.1) | (1.0) | (1.2) |
| **ENI revenue** | $ 180.6 | $ 205.7 | $ 205.2 |

*Please see Definitions and Additional Notes*

*(1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

BRIGHTSPHERE Investment Group

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# Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

**Reconciliation of U.S. GAAP Operating Expense to ENI Operating Expense**

| *($ in millions)* | Three Months Ended | | |
|---|---|---|---|
| | March 31, 2020 | March 31, 2019 | December 31, 2019 |
| **U.S. GAAP operating expense** | $ **108.5** | $ **139.2** | $ **123.6** |
| *Less: items excluded from ENI* | | | |
| Amortization of pre-acquisition employee equity[2] | (1.2) | (1.6) | (12.8) |
| Non-cash key employee-owned equity and profit interest revaluations | 49.3 | 20.1 | 38.2 |
| Goodwill impairment and amortization of acquired intangible assets | (18.0) | (1.6) | (1.7) |
| Capital transaction costs | — | — | (0.2) |
| Restructuring costs and the impact of a one-time compensation arrangement that includes advances against future compensation payments[3] | (6.7) | (4.3) | (2.6) |
| Compensation reimbursed by customers | (1.1) | (1.0) | (1.2) |
| Funds' operating expense | (0.1) | (0.2) | — |
| *Less: items segregated out of U.S. GAAP operating expense* | | | |
| Variable compensation[4] | (39.7) | (48.7) | (43.5) |
| Affiliate key employee distributions | (9.8) | (13.4) | (13.3) |
| **ENI operating expense** | $ **81.2** | $ **88.5** | $ **86.5** |

*Please see Definitions and Additional Notes*

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *Reflects amortization of pre-acquisition equity owned by employees, associated with the Landmark acquisition. Revaluation of the Landmark interests is included in "Non-cash key employee-owned equity and profit interest revaluations" above.*

(3) *The three months ended March 31, 2020 includes restructuring at an Affiliate of $0.4 million, costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and $6.0 million relating to the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. The three months ended December 31, 2019 are restructuring costs at the Center and the Affiliates of $2.1 million, costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and costs associated with the redomicile to the U.S. of $0.2 million. The three months ended March 31, 2019 includes restructuring costs at the Center of $4.0 million and costs associated with the redomicile to the U.S. of $0.3 million.*

(4) *Represents ENI variable compensation. For the three months ended March 31, 2020, December 31, 2019 and March 31, 2019, the U.S. GAAP equivalent of variable compensation was $46.1 million $53.6 million and $52.7 million, respectively.*

BRIGHTSPHERE Investment Group

27

Reconciliations from U.S. GAAP to Non-GAAP Measures(1) (cont.) Reconciliation of U.S. GAAP pre-tax income from continuing operations to Pre-tax ENI ($ in millions) Three Months Ended March 31, March 31, December 31, 2020 2019 2019 U.S. GAAP pre-tax income from continuing operations $ 35.7 $ 82.7 $ 88.6 Adjustments to reflect the economic earnings of the Company: Non-cash key employee-owned equity and profit interest revaluations (49.3) (20.1) (38.2) Goodwill impairment and amortization of acquired intangible assets and pre-acquisition employee equity 19.2 3.2 14.5 Capital transaction costs 0.2 — 0.4 Seed/Co-investment (gains) losses and financings 21.3 (10.2) (5.1) Restructuring and the impact of a one-time compensation arrangement that includes advances against future compensation payments (2) 6.7 4.4 2.6 Net (income) loss attributable to non-controlling interests 10.5 (8.4) (6.5) Pre-tax ENI $ 44.3 $ 51.6 $ 56.3 ___________________________________________________________ Please see Definitions and Additional Notes (1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company’s Quarterly Report on Form 10-Q. (2) The three months ended March 31, 2020 includes restructuring at an Affiliate of $0.4 million, costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and $6.0 million relating to the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. The three months ended December 31, 2019 are restructuring costs at the Center and the Affiliates of $2.1 million, costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and costs associated with the redomicile to the U.S. of $0.2 million. The three months ended March 31, 2019 includes restructuring costs at the Center of $4.0 million and costs associated with the redomicile to the U.S. of $0.3 million. 28

Definitions and Additional Notes References to “BrightSphere,” “BSIG” or the “Company” refer to BrightSphere Investment Group Inc.; references to “OM plc” refer to Old Mutual plc, the Company’s former parent; references to “BSUS” or the “Center” refer to the holding company excluding the Affiliates. BrightSphere operates its business through seven asset management firms (the “Affiliates”). BrightSphere’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. In the first quarter of 2020, the Company refined its definition of economic net income in light of a one-time compensation arrangement entered into that includes advances against future compensation payments. The Company re-categorizes certain line items on the income statement to:  • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP. • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees; and • net the separate revenues and expenses recorded under U.S. GAAP for certain Fund expenses initially paid by the Company’s Affiliates on the Fund’s behalf and subsequently reimbursed, to better reflect the actual economics of the Company’s business.   The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by BrightSphere at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by BrightSphere can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, as occurred as a result of the Landmark transaction, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. Please note that the revaluations related to these acquisition-related items are included in (i) above. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, restructuring costs incurred in continuing operations and the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization. 29

Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and BrightSphere equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. The variable compensation ratio at each Affiliate will typically be between 25% and 35%. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against the Company’s ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, BSUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages, which range from approximately 20% to 40% at its consolidated Affiliates.   U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by the Company’s Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders.   Annualized revenue impact of net flows (“NCCF”) Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliates. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact. Reinvested income and distributions Net flows include reinvested income and distributions made by BrightSphere’s Affiliates.  Reinvested income and distributions represent investment yield not distributed as cash, and reinvested back to the portfolios. Realizations and Other Realizations include distributions related to the sale of alternative assets and represent return on investments. Other activity primarily relates to the decline in billable AUM as a legacy alternative fund transitioned from billing based on committed AUM to net asset value. n/m “Not meaningful.” BSIG 2020026 30

Definitions and Additional Notes The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Adjusted EBITDA  Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Segment ENI Segment ENI represents ENI for each of the Company’s reportable segments, calculated in accordance with the Company’s definition of Economic Net Income, before income tax, interest income and interest expense. Methodologies for calculating investment performance(1):  Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming.   Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million.   Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming.   ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue. Net catch-up fees Net catch-up fees represent payment of fund management fees back to the initial closing date for certain products with multiple closings, less placement fees paid to third parties related to these funds.   ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies at BrightSphere because in its profit sharing economic model, scale benefits both the Affiliate employees and BrightSphere shareholders. ___________________________________________________________ (1) Liquid Alpha Segment’s Windsor II Large Cap Value account AUM and return are separated from Liquid Alpha’s Large Cap Value composite in revenue-weighted, equal-weighted and asset- weighted outperformance percentage calculations for the period ended March 31, 2019. 31